SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 7, 2001
(To Prospectus dated August 7, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2001-3
                                ---------------


The Class M-2 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


The Class M-2 Certificates

o This supplement relates to the offering of the Class M-2 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class M-2 certificates. Additional information is contained in the prospectus supplement dated August 7, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 7, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class M-2 certificates was approximately $3,600,000.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 18, 2003

                               THE MORTGAGE POOL

         As of May 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 833 Mortgage Loans having an aggregate Stated Principal Balance of approximately $116,409,186.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                       As of May 1, 2003
                                                                 ----------------------------

Total Number of Mortgage Loans................................                833
Delinquent Mortgage Loans and Pending
Foreclosures at Period
End (1)
         30-59 days...........................................               2.64%
         60-90 days...........................................               0.96%
         91 days or more (excluding pending foreclosures).....               4.32%
                                                                             -----
         Total Delinquencies..................................               7.92%
                                                                             =====
Foreclosures Pending..........................................               4.56%
                                                                             -----
Total Delinquencies and foreclosures pending..................               12.48%
                                                                             ======

--------------
(1)      As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Eighteen (18) Mortgage Loans in the Mortgage Pool have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Pool as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

          For purposes of the following table:

          o the period of delinquency is based on the number of days payments are contractually past due.

          o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

          o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

          o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                            Delinquency and Foreclosure Experience
                                         --------------------------------------------------------------------------
                                               As of December 31, 2000                 As of December 31, 2001
                                         ----------------------------------       ---------------------------------
                                         Principal Balance       Percentage       Principal Balance      Percentage
                                         -------------------     ----------       ------------------     ----------
Total Portfolio                            $7,867,335,642.62      100.00%          $9,081,242,926.99       100.00%
Delinquency Percentage
   30-59 Days                              $  617,079,497.93        7.84%           $ 806,843,594.55         8.88%
   60-89 Days                                 209,082,975.61        2.66%             255,443,513.99         2.81%
   90+ Days                                    87,295,342.66        1.11%             103,605,791.49         1.14%
                                         -------------------     ----------       ------------------     ----------
   Sub-Total                               $  913,457,816.20       11.61%          $1,165,892,900.03        12.84%
                                         -------------------     ----------       ------------------     ----------
Foreclosure Rate                           $  231,465,019.95        2.94%          $  356,652,093.38         3.93%
Bankruptcy Rate                            $  109,183,964.35        1.39%          $  232,679,880.26         2.56%


                                                           Delinquency and Foreclosure Experience
                                         --------------------------------------------------------------------------
                                               As of December 31, 2002                   As of March 31, 2003
                                         ----------------------------------       ---------------------------------
                                         Principal Balance       Percentage       Principal Balance      Percentage
                                         -------------------     ----------       ------------------     ----------
Total Portfolio                          $10,499,524,957.75       100.00%          12,051,227,600.40       100.00%
Delinquency Percentage                                                                759,579,662.19         6.30%

   30-59 Days                              $ 776,262,182.66         7.39%
   60-89 Days                                272,447,833.46         2.59%             242,823,173.75         2.01%
   90+ Days                                $ 112,192,108.56         1.07%              71,249,693.96         0.59%
                                         -------------------     ----------       ------------------     ----------
   Sub-Total                              $1,160,902,124.68        11.06%           1,073,652,529.90         8.91%
                                         -------------------     ----------       ------------------     ----------
Foreclosure Rate                          $  277,872,737.06         2.65%             301,445,696.31         2.50%
Bankruptcy Rate                           $  293,013,840.50         2.79%             293,088,674.42         2.43%


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS M-2 CERTIFICATES

         The Class M-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

         As of May 27, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class M-2 Certificates was approximately $3,600,000, evidencing a beneficial ownership interest of approximately 3.9% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $96,009,186 and evidenced in the aggregate a beneficial ownership interest of approximately 82.48% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $20,400,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 17.52% in the Trust Fund. For additional information with respect to the Class M-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The May 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 0.99% per annum and the level of One-Month LIBOR remains constant at 1.03% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class M-2 Certificates is June 25, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of
(a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

         Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.3% per annum (i.e. 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum. The other percentages of the Prepayment Vector identified herein assume that the Fixed Rate Mortgage Loans will prepay at rates which start and increase in a similar manner (i.e. 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

         There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class M-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


                                       Percent of Certificate Principal Balance Outstanding

                                                0%             80%            100%           150%           200%
                                                --             ---            ----           ----           ----
Distribution Date
Initial Percentage                              100            100             100            100            100
May 25, 2005..........................          100            100             100            100            100
May 25, 2006...........................         95              59             51             35             21
May 25, 2007...........................         94              46             37             21             10
May 25, 2008...........................         92              36             27             13              5
May 25, 2009...........................         91              28             20              8              3
May 25, 2010...........................         89              22             14              5              1
May 25, 2011...........................         87              17             10              3              1
May 25, 2012...........................         85              13              8              2              0
May 25, 2013...........................         83              10              5              1              0
May 25, 2014...........................         81              8               4              1              0
May 25, 2015...........................         78              6               3              0              0
May 25, 2016...........................         75              4               2              0              0
May 25, 2017...........................         72              3               1              0              0
May 25, 2018...........................         67              2               1              0              0
May 25, 2019...........................         65              2               1              0              0
May 25, 2020...........................         63              1               1              0              0
May 25, 2021...........................         60              1               0              0              0
May 25, 2022...........................         57              1               0              0              0
May 25, 2023...........................         53              1               0              0              0
May 25, 2024...........................         50              0               0              0              0
May 25, 2025...........................         46              0               0              0              0
May 25, 2026...........................         42              0               0              0              0
May 25, 2027...........................         37              0               0              0              0
May 25, 2028...........................         32              0               0              0              0
May 25, 2029...........................         26              0               0              0              0
May 25, 2030...........................         20              0               0              0              0
May 25, 2031...........................         13              0               0              0              0
May 25, 2032...........................          6              0               0              0              0
Weighted Average Life in years (1)             18.0            4.1             3.3            2.3            1.9
Weighted Average Life in years (1)(2)          17.7            3.3             2.7            1.9            1.6
                --------------------------
                (1) Determined as specified in the Prospectus Supplement.
                (2) To the related Optional Termination Date.
                 *  Greater than 0 but less than 0.5%.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class M-2 Certificates discussed under the section "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus

Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class M-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class M-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

         The Class M-2 Certificates are currently rated "A1" by Moody's Investors Services, Inc. and "AA-" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


Summary of Loans in the Mortgage Pool                                                                Range
(As of the Reference Date)                                                                           -----

Characteristics of Adjustable Rate Mortgage Loans
and Fixed Rate Mortgage Loans - Combined
Total Number of Loans                                                                 833
Aggregate Principal Balance                                                  $116,409,186
Average Principal Balance                                                        $139,747        $6,520     to        $643,402
Percentage of Fixed Rate Mortgage Loans                                            46.20%
Percentage of Adjustable Rate Mortgage Loans                                       53.79%
Weighted Average Mortgage Rate                                                      9.29%         6.00%     to          20.25%
Weighted Average Original Term to Maturity (months)                                   345           120     to             360
Weighted Average Remaining Term to Maturity (months)                                  323            97     to             340
Weighted Average Loan-to-Value Ratio of 1st Liens                                  77.83%
Weighted Average Combined Loan-to-Value Ratio of 2nd Liens                         89.28%
Weighted Average FICO Credit Score                                                    600

Adjustable Rate Mortage Loan Characteristics
Weighted Average Gross Margin                                                       6.43%         4.05%     to          12.00%
Weighted Average Maximum Mortgage Rate                                             16.11%        13.46%     to          23.38%
Weighted Average Minimum Mortgage Rate                                              9.20%         6.55%     to          16.38%


Mortgage Loan Programs
                                                                                                            Percentage of the
                                                                  Number of      Aggregate Principal      Aggregate Principal
Loan Programs                                                Mortgage Loans      Balance Outstanding      Balance Outstanding
-----------------------------------------------------------------------------------------------------------------------------

Six-Month LIBOR                                                          15               $2,820,432                    2.42%
2/13 Six-Month LIBOR                                                      1                   42,259                     0.04
2/28 Six-Month LIBOR                                                    261               52,141,965                    44.79
3/27 Six-Month LIBOR                                                     40                7,615,663                     6.54
FIXED 15 Year - Credit Comeback                                          26                1,066,435                     0.92
FIXED 15 Year                                                            19                  570,247                     0.49
FIXED 30 Year - Credit Comeback                                          92               13,955,296                    11.99
FIXED 30 Year                                                           114               30,047,867                    25.81
FIXED 10 Year - 2nd Lien                                                  8                  199,343                     0.17
FIXED 15 Year - 2nd Lien                                                218                5,787,822                     4.97
FIXED 20 Year - 2nd Lien                                                 11                  284,953                     0.24
FIXED 30/15 Balloon                                                       9                1,205,796                     1.04
FIXED 30/15 Balloon - 2nd Lien                                           19                  671,109                     0.58
-----------------------------------------------------------------------------------------------------------------------------

Total                                                                   833             $116,409,186                     100%
-----------------------------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances




                                                                                                                 Percentage of the
Range of Mortgage Loan Principal                                Number of        Aggregate Principal            Aggregate Principal
Principal Balances ($)                                     Mortgage Loans        Balance Outstanding            Balance Outstanding

$ 0.01 to $25,000                                                     198              $3,617,671                    3.11%
$ 25,000.01 to $50,000                                                216               7,796,828                      6.7
$ 50,000.01 to $75,000                                                 87               5,250,771                     4.51
$ 75,000.01 to $100,000                                                29               2,475,028                     2.13
$100,000.01 to $150,000                                                22               2,654,531                     2.28
$150,000.01 to $200,000                                                10               1,686,153                     1.45
$200,000.01 to $250,000                                                 3                 640,418                     0.55
$250,000.01 to $300,000                                                83              23,707,253                    20.37
$300,000.01 to $350,000                                               101              32,826,611                     28.2
$350,000.01 to $400,000                                                35              13,067,987                    11.23
$400,000.01 to $450,000                                                25              10,506,619                     9.03
$450,000.01 to $500,000                                                14               6,688,599                     5.75
$500,000.01 to $550,000                                                 7               3,634,350                     3.12
$550,000.01 to $600,000                                                 1                 575,846                     0.49
$600,000.01 to $650,000                                                 2               1,280,522                      1.1
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                 833            $116,409,186                     100%
-----------------------------------------------------------------------------------------------------------------------------------


Mortgage Rates

                                                                                        Percentage of the
Range of Mortgage                       Number of           Aggregate Principal        Aggregate Principal
Rates (%)                            Mortgage Loans         Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------
5.501 - 6.000                                  2                 $454,013                     0.39%
6.001 - 6.500                                  1                  285,693                      0.25
6.501 - 7.000                                  8                2,467,002                      2.12
7.001 - 7.500                                 18                5,854,177                      5.03
7.501 - 8.000                                 72               24,993,901                     21.47
8.001 - 8.500                                 64               19,816,721                     17.02
8.501 - 9.000                                 54               14,674,911                     12.61
9.001 - 9.500                                 43               10,297,653                      8.85
9.501 - 10.000                                61               12,446,749                     10.69
10.001 - 10.500                               35                4,957,791                      4.26
10.501 - 11.000                               46                3,867,440                      3.32
11.001 - 11.500                               26                1,715,364                      1.47
11.501 - 12.000                               32                1,549,131                      1.33
12.001 - 12.500                               37                1,674,184                      1.44
12.501 - 13.000                               52                2,010,145                      1.73
13.001 - 13.500                               58                2,573,767                      2.21
13.501 - 14.000                              137                4,290,679                      3.69
14.001 - 14.500                               31                  954,262                      0.82
14.501 - 15.000                               18                  596,775                      0.51
15.001 - 15.500                               15                  439,350                      0.38
15.501 - 16.000                                7                  159,829                      0.14
16.001 - 16.500                                6                  143,668                      0.12
16.501 - 17.000                                2                   39,414                      0.03
17.001 - 17.500                                6                  111,952                       0.1
20.001 - 20.500                                2                   34,615                      0.03
-----------------------------------------------------------------------------------------------------------

Total                                        833             $116,409,186                      100%
-----------------------------------------------------------------------------------------------------------



Remaining Term to Maturity


                                                                                       Percentage of the
Range of Remaining Term                        Number of    Aggregate Principal        Aggregate Principal
to Maturity (Months)                      Mortgage Loans    Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------
1 - 120                                                8               $199,343                     0.17%
121 - 180                                            290              9,269,388                      7.96
181 - 300                                             13                359,233                      0.31
301 - 360                                            522            106,581,222                     91.56
-----------------------------------------------------------------------------------------------------------
Total                                                833           $116,409,186                      100%
-----------------------------------------------------------------------------------------------------------

Original Loan-to-Value


                                                                                    Percentage of the
Range of Original                         Number of      Aggregate Principal       Aggregate Principal
Loan-to-Value Ratios (%)             Mortgage Loans      Balance Outstanding       Balance Outstanding
------------------------             ---------------     -------------------       ----------------------

50.00 or Less                                    59               $3,879,370                   3.33%
50.01-55.00                                      19                2,294,170                    1.97
55.01-60.00                                      29                2,818,388                    2.42
60.01-65.00                                      49                4,940,128                    4.24
65.01-70.00                                      90                9,971,599                    8.57
70.01-75.00                                      92               16,817,889                   14.45
75.01-80.00                                     136               29,141,076                   25.03
80.01-85.00                                      97               18,602,907                   15.98
85.01-90.00                                      81               16,956,058                   14.57
90.01-95.00                                      16                3,213,638                    2.76
95.01-100.00                                    165                7,773,963                    6.68
-----------------------------------------------------------------------------------------------------------
Total                                           833             $116,409,186                    100%
-----------------------------------------------------------------------------------------------------------

State Distribution of Mortgaged Properties

                                                                                     Percentage of the
                                         Number of         Aggregate Principal      Aggregate Principal
State                               Mortgage Loans         Balance Outstanding      Balance Outstanding
--------------------------------------------------------------------------------------------------------

Alabama                                          5                 $144,372                    0.12%
Arizona                                         19                1,746,495                     1.50
Arkansas                                         3                  157,972                     0.14
California                                     232               57,287,492                    49.21
Colorado                                        15                1,540,467                     1.32
Connecticut                                     10                1,954,611                     1.68
Delaware                                         2                  580,208                     0.50
District Of Columbia                             5                1,120,716                     0.96
Florida                                         31                1,712,729                     1.47
Georgia                                         31                3,295,529                     2.83
Hawaii                                           1                   84,280                     0.07
Idaho                                           11                  295,615                     0.25
Illinois                                        15                1,403,939                     1.21
Indiana                                         28                1,434,599                     1.23
Iowa                                             6                  150,528                     0.13
Kansas                                           5                  216,097                     0.19
Kentucky                                         6                  312,315                     0.27
Louisiana                                       15                  692,245                     0.59
Maine                                            1                   43,769                     0.04
Maryland                                        16                3,114,909                     2.68
Massachusetts                                   10                1,743,272                     1.50
Michigan                                        29                2,931,909                     2.52
Minnesota                                        5                  451,168                     0.39
Mississippi                                     10                  427,262                     0.37
Missouri                                        14                  454,780                     0.39
Montana                                          1                   62,311                     0.05
Nebraska                                         3                  114,259                     0.10
Nevada                                           8                  577,182                     0.50
New Hampshire                                    2                  648,418                     0.56
New Jersey                                      17                3,321,911                     2.85
New Mexico                                       7                  504,304                     0.43
New York                                        23                3,373,089                     2.90
North Carolina                                  13                2,220,528                     1.91
Ohio                                            16                  567,004                     0.49
Oklahoma                                        13                  663,592                     0.57
Oregon                                           3                   53,658                     0.05
Pennsylvania                                    30                1,271,075                     1.09
South Carolina                                  10                  927,261                     0.80
Tennessee                                       19                1,651,457                     1.42
Texas                                           60                7,832,176                     6.73
Utah                                             7                1,087,723                     0.93
Virginia                                        28                3,621,322                     3.11
Washington                                      34                3,936,937                     3.38
West Virginia                                    3                  149,041                     0.13
Wisconsin                                       11                  528,662                     0.45
--------------------------------------------------------------------------------------------------------

Total                                          833             $116,409,186                     100%
--------------------------------------------------------------------------------------------------------


FICO Credit Scores
                                                                                                            Percentage of the
                                                      Number of Mortgage         Aggregate Principal       Aggregate Principal
Range of FICO Credit Scores                                        Loans         Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------------------------

741 - 760                                                              3                 $345,976                        0.3%
721 - 740                                                              3                  720,822                        0.62
701 - 720                                                              7                1,034,623                        0.89
681 - 700                                                             11                1,456,126                        1.25
661 - 680                                                             32                4,577,649                        3.93
641 - 660                                                             90               12,586,550                       10.81
621 - 640                                                            121               15,677,655                       13.47
601 - 620                                                            145               24,578,185                       21.11
581 - 600                                                            113               20,508,422                       17.62
561 - 580                                                            103               13,146,521                       11.29
541 - 560                                                             69                9,533,506                        8.19
521 - 540                                                             72                5,939,067                         5.1
501 - 520                                                             42                4,830,482                        4.15
500 or Less                                                           20                1,414,731                        1.22
Missing                                                                2                   58,871                        0.05
---------------------------------------------------------------------------------------------------------------------------------

Total                                                                833             $116,409,186                        100%
---------------------------------------------------------------------------------------------------------------------------------

Types of Mortgaged Properties
                                                                                                            Percentage of the
                                                      Number of Mortgage         Aggregate Principal       Aggregate Principal
 Property Types                                             Loans                Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------------------------

Single Family Residence                                              707              $95,784,524                   82.28%
Planned Unit Development                                              78               14,501,352                    12.46
Low-Rise Condominium                                                  28                4,313,976                     3.71
2-4 Family Residence                                                  11                1,289,158                     1.11
Manufactured Housing (treated as real property)                        9                  520,175                     0.45
---------------------------------------------------------------------------------------------------------------------------------

Total                                                                833             $116,409,186                     100%
---------------------------------------------------------------------------------------------------------------------------------

Purpose of Mortgage Loans
                                                                                              Percentage of the
                                                 Number of         Aggregate Principal       Aggregate Principal
Loan Purpose                                Mortgage Loans         Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                                   391               $67,127,728                   57.67%
Purchase                                               315                34,183,283                    29.36
Refinance (Rate-Term)                                  127                15,098,175                    12.97
---------------------------------------------------------------------------------------------------------------------------------

Total                                                  833              $116,409,186                     100%
---------------------------------------------------------------------------------------------------------------------------------



Occupancy Types of the Mortgage Loans
                                                                                        Percentage of the
                                                 Number of   Aggregate Principal       Aggregate Principal
Occupancy Type                              Mortgage Loans   Balance Outstanding       Balance Outstanding
----------------------------------------------------------------------------------------------------------
Primary Residence                                 812              $114,935,046                  98.73%
Investment Property                                19                 1,021,329                    0.88
Secondary Residence                                 2                   452,811                    0.39
----------------------------------------------------------------------------------------------------------

Total                                             833              $116,409,186                    100%
----------------------------------------------------------------------------------------------------------

Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)
                                                                                        Percentage of the
Range of Gross                                    Number of      Aggregate Principal    Aggregate Principal
Margins (%)                                  Mortgage Loans      Balance Outstanding    Balance Outstanding
------------------------------------------------------------------------------------------------------------
4.001 - 5.000                                            16            $4,626,689                   7.39%
5.001 - 6.000                                            74            18,016,565                   28.77
6.001 - 7.000                                           137            29,422,802                   46.99
7.001 - 8.000                                            48             6,574,677                    10.5
8.001 - 9.000                                            27             2,837,556                    4.53
9.001 - 10.000                                           10               937,043                     1.5
10.001 - 11.000                                           2                95,596                    0.15
11.001 - 12.000                                           3               109,391                    0.17
---------------------------------------------------------------------------------------------------------

Total                                                   317           $62,620,319                    100%


Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                              Percentage of the
Subsequent Adjustment                          Number of       Aggregate Principal           Aggregate Principal
Date                                      Mortgage Loans       Balance Outstanding           Balance Outstanding
---------------------------------------------------------------------------------------------------------------------
June-03                                               25                       $4,898,090                      7.82%
July-03                                               76                      $15,637,101                      24.97
August-03                                            104                      $20,767,760                      33.16
September-03                                          65                      $12,627,861                      20.17
October-03                                             2                         $438,203                        0.7
November-03                                            5                         $635,642                       1.02
May-04                                                 4                         $853,374                       1.36
June-04                                                7                       $1,755,860                        2.8
July-04                                               10                       $1,997,821                       3.19
August-04                                             14                       $1,996,242                       3.19
September-04                                           5                       $1,012,367                       1.62
---------------------------------------------------------------------------------------------------------------------
Total                                                317                      $62,620,319                       100%
---------------------------------------------------------------------------------------------------------------------


Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                       Percentage of the
Range of Maximum                               Number of    Aggregate Principal        Aggregate Principal
Mortgage Rates (%)                        Mortgage Loans    Balance Outstanding        Balance Outstanding
-----------------------------------------------------------------------------------------------------------
13.001 - 13.500                                 1                   $281,955                       0.45%
13.501 - 14.000                                11                  3,408,069                        5.44
14.001 - 14.500                                10                  2,994,228                        4.78
14.501 - 15.000                                27                  9,132,157                       14.58
15.001 - 15.500                                33                 10,545,943                       16.84
15.501 - 16.000                                35                  9,604,977                       15.34
16.001 - 16.500                                27                  7,251,586                       11.58
16.501 - 17.000                                39                  8,489,970                       13.56
17.000 - 17.500                                13                  2,768,819                        4.42
17.501 - 18.000                                20                  1,935,346                        3.09
18.001 - 18.500                                10                  1,174,485                        1.88
18.501 - 19.000                                 9                    638,637                        1.02
19.001 - 19.500                                15                    927,233                        1.48
19.501 - 20.000                                20                  1,057,229                        1.69
20.001or greater                               47                  2,409,684                        3.85
---------------------------------------------------------------------------------------------------------
Total                                         317                $62,620,319                        100%
---------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

Range of Minimum Mortgage                        Number of        Aggregate Principal         Aggregate Principal
Rates (%)                                   Mortgage Loans        Balance Outstanding         Balance Outstanding
------------------------------------------------------------------------------------------------------------------
6.001 - 7.000                                         7                $2,165,244                   3.46%
7.001 - 8.000                                        39                12,459,295                    19.9
8.001 - 9.000                                        64                19,591,085                   31.29
9.001 - 10.000                                       66                16,399,801                   26.19
10.001 - 11.000                                      39                 5,920,770                    9.46
11.001 - 12.000                                      17                 1,474,894                    2.36
12.001 - 13.000                                      37                 2,135,895                    3.41
13.001 - 14.000                                      31                 1,677,104                    2.68
14.001 - 15.000                                      13                   616,013                    0.98
15.001 - 16.000                                       3                   144,314                    0.23
16.001 - 17.000                                       1                    35,904                    0.06
----------------------------------------------------------------------------------------------------------
Total                                               317               $62,620,319                    100%
----------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2






     THE                                                                                                Distribution Date: 5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                                              Countrywide Home Loans
           212-815-3236                                                   Asset Backed Certificates
Associate: Sean O'Connell                                                       Series 2001-3
           212-815-6312


                                                               Certificateholder Monthly Distribution Summary

                                               Certificate                      Pass
                                  Class           Rate        Beginning        Through         Principal       Interest
     Class         Cusip       Description        Type         Balance         Rate (%)      Distribution    Distribution
  ----------     ---------     -----------     -----------  --------------    -----------   --------------   ------------
       A         126671MV5        Senior       Var-Act/360  103,604,421.01       1.570000   7,595,235.06      144,585.73
      AIO        126671NH5       Strip IO      Var-30/360   124,004,421.01       5.923417           0.00      612,109.91
      AR         126671NJ1        Senior       Fix-30/360             0.00       1.570000           0.00            0.00

      M1         126671MW3      Mezzanine      Var-Act/360    6,000,000.00       1.820000           0.00        9,706.67
      M2         126671MX1      Mezzanine      Var-Act/360    3,600,000.00       2.220000           0.00        7,104.00
      B1         126671MY9        Junior       Var-Act/360    3,000,000.00       2.570000           0.00        6,853.33
      B2         126671MZ6        Junior       Var-Act/360    7,800,000.00       3.120000           0.00       21,632.00

    Totals                                                  124,004,421.01                  7,595,235.06      801,991.64


                                  Current                      Cumulative
                    Total         Realized        Ending         Realized
     Class       Distribution      Losses         Balance         Losses
  ----------    -------------     --------    ---------------- -----------
       A        7,739,820.79        0.00      96,009,185.95        0.00
      AIO         612,109.91        0.00     116,409,185.95        0.00
      AR                0.00        0.00               0.00        0.00

      M1            9,706.67        0.00       6,000,000.00        0.00
      M2            7,104.00        0.00       3,600,000.00        0.00
      B1            6,853.33        0.00       3,000,000.00        0.00
      B2           21,632.00        0.00       7,800,000.00        0.00

    Totals      8,397,226.70        0.00     116,409,185.95        0.00


For Class AIO the interest distribution of $612,109.91 includes the following amounts:
$1.64 investment earnings for the fixed carryover reserve fund and $612,107.27 monthly interest distribution.

Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.



     THE                                                                                                Distribution Date: 5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                                              Countrywide Home Loans
           212-815-3236                                                   Asset Backed Certificates
Associate: Sean O'Connell                                                       Series 2001-3
           212-815-6312


                                                                                 Principal Distribution Detail
                                    Original        Beginning       Scheduled                        Unscheduled          Net
                                  Certificate      Certificate      Principal        Accretion        Principal        Principal
     Class          Cusip           Balance          Balance       Distribution      Principal       Adjustments     Distribution
  ----------      ---------       -----------      --------------  --------------    ---------      -------------    ------------

       A          126671MV5        219,600,000.00  103,604,421.01    7,595,235.06       0.00           0.00          7,595,235.06
      AIO         126671NH5        240,000,100.00  124,004,421.01            0.00       0.00           0.00                  0.00
      AR          126671NJ1                100.00            0.00            0.00       0.00           0.00                  0.00

      M1          126671MW3          6,000,000.00    6,000,000.00            0.00       0.00           0.00                  0.00
      M2          126671MX1          3,600,000.00    3,600,000.00            0.00       0.00           0.00                  0.00
      B1          126671MY9          3,000,000.00    3,000,000.00            0.00       0.00           0.00                  0.00
      B2          126671MZ6          7,800,000.00    7,800,000.00            0.00       0.00           0.00                  0.00

    Totals                         240,000,100.00  124,004,421.01    7,595,235.06       0.00           0.00          7,595,235.06


                    Current      Ending           Ending
                   Realized    Certificate      Certificate
     Class          Losses       Balance          Factor
  ----------       --------    -----------      ------------

       A             0.00     96,009,185.95     0.43720030032
      AIO            0.00    116,409,185.95     0.48503807269
      AR             0.00              0.00     0.00000000000

      M1             0.00      6,000,000.00     1.00000000000
      M2             0.00      3,600,000.00     1.00000000000
      B1             0.00      3,000,000.00     1.00000000000
      B2             0.00      7,800,000.00     1.00000000000

    Totals           0.00    116,409,185.95



     THE                                                                                                Distribution Date: 5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                                              Countrywide Home Loans
           212-815-3236                                                   Asset Backed Certificates
Associate: Sean O'Connell                                                       Series 2001-3
           212-815-6312


                                                                       Interest Distribution Detail
                     Beginning            Pass            Accrued         Cumulative                       Total
                    Certificate         Through           Optimal           Unpaid       Deferred        Interest
     Class            Balance           Rate (%)          Interest         Interest      Interest           Due
  ----------        -----------       -----------      --------------  --------------    ---------      -----------

       A             103,604,421.01          1.570000        144,585.73     0.00           0.00         144,585.73
      AIO            124,004,421.01          5.923417        612,108.27     0.00           0.00         612,108.27
       AR                      0.00          1.570000              0.00     0.00           0.00               0.00

       M1              6,000,000.00          1.820000          9,706.67     0.00           0.00           9,706.67
       M2              3,600,000.00          2.220000          7,104.00     0.00           0.00           7,104.00
       B1              3,000,000.00          2.570000          6,853.33     0.00           0.00           6,853.33
       B2              7,800,000.00          3.120000         21,632.00     0.00           0.00          21,632.00

     Totals          124,004,421.01                          801,990.00     0.00           0.00         801,990.00


                      Net       Unscheduled
                  Prepayment      Interest        Interest
     Class       Int Shortfall   Adjustment         Paid
  ----------     -------------- ------------   ------------

       A             0.00            0.00      144,585.73
      AIO            0.00            0.00      612,109.91
       AR            0.00            0.00            0.00

       M1            0.00            0.00        9,706.67
       M2            0.00            0.00        7,104.00
       B1            0.00            0.00        6,853.33
       B2            0.00            0.00       21,632.00

     Totals          0.00            0.00      801,991.64



     THE                                                                                                Distribution Date: 5/27/03
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                                              Countrywide Home Loans
           212-815-3236                                                   Asset Backed Certificates
Associate: Sean O'Connell                                                       Series 2001-3
            212-815-6312


                                               Current Payment Information
                                                     Factors per $1,000

                                    Original        Beginning Cert.                                         Ending Cert.
                                  Certificate         Notional           Principal         Interest           Notional
    Class          Cusip            Balance            Balance          Distribution     Distribution         Balance
   --------      ---------       --------------    ---------------      ------------     ------------       -------------
      A          126671MV5       219,600,000.00      471.786980920      34.586680601     0.658404942         437.200300319
     AIO         126671NH5       240,000,100.00      516.684872256       0.000000000     2.550456901         485.038072692
      AR         126671NJ1               100.00        0.000000000       0.000000000     0.000000000           0.000000000

      M1         126671MW3         6,000,000.00    1,000.000000000       0.000000000     1.617777778       1,000.000000000
      M2         126671MX1         3,600,000.00    1,000.000000000       0.000000000     1.973333333       1,000.000000000
      B1         126671MY9         3,000,000.00    1,000.000000000       0.000000000     2.284444444       1,000.000000000
      B2         126671MZ6         7,800,000.00    1,000.000000000       0.000000000     2.773333333       1,000.000000000

Totals                           240,000,100.00      516.684872256      31.646799564     3.341630441         485.038072692

                   Pass
                 Through
    Class        Rate (%)
   --------      -----------
      A            1.570000
     AIO           5.923417
      AR           1.570000

      M1           1.820000
      M2           2.220000
      B1           2.570000
      B2           3.120000

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                                              Countrywide Home Loans
           212-815-3236                                                   Asset Backed Certificates
Associate: Sean O'Connell                                                       Series 2001-3
           212-815-6312


Pool Level Data
Distribution Date                                                                          5/27/03
Cut-off Date                                                                                8/  1/01
Determination Date                                                                         5/ 1/03
Accrual Period 30/360                       Begin                                          4/ 1/03
                                            End                                            5/ 1/03
Number of Days in 30/360 Accrual Period                                                         30
Accrual Period Actual Days                  Begin                                          4/25/03
                                            End                                            5/27/03
Number of Days in Actual Accrual Period                                                         32

                                              Collateral Information

Group 1
Cut-Off Date Balance                                                               240,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                  124,004,421.01
Ending Aggregate Pool Stated Principal Balance                                     116,409,185.95
Beginning Prefunded Amount                                                                   0.00
Ending Prefunded Amount                                                                      0.00

Beginning Aggregate Certificate Stated Principal Balance                           124,004,421.01
Ending Aggregate Certificate Stated Principal Balance                              116,409,185.95

Beginning Aggregate Loan Count                                                                874
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing
Agreement                                                                                      41
Ending Aggregate Loan Count                                                                   833

Beginning Weighted Average Loan Rate (WAC)                                              9.288163%
Ending Weighted Average Loan Rate (WAC)                                                 9.284676%

Beginning Net Weighted Average Loan Rate                                                8.629168%
Ending Net Weighted Average Loan Rate                                                   8.618979%

Weighted Average Maturity (WAM) (Months)                                                      272

Servicer Advances                                                                      108,052.66

Aggregate Pool Prepayment                                                            7,498,243.43
Pool Prepayment Rate                                                                  52.7198 CPR

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew       Countrywide Home Loans
           212-815-3236            Asset Backed Certificates
Associate: Sean O'Connell               Series 2001-3
           212-815-6312


Certificate Account
Beginning Balance                                                         0.00
Deposit
Payments of Interest and Principal                                8,545,309.98
Liquidation Proceeds                                                      0.00
All Other Proceeds                                                        0.00
Other Amounts                                                             1.64
Total Deposits                                                    8,545,311.62
Withdrawals
Reimbursement of Servicer Advances                                        0.00
Payment of Master Servicer Fees                                      42,862.35
Payment of Sub Servicer Fees                                         15,292.28
Payment of Other Fees                                                     0.00
Payment of Insurance Premium(s)                                           0.00
Payment of Personal Mortgage Insurance                                    0.00
Other  Permitted  Withdrawal  per the  Pooling  and  Service
Agreement                                                            89,930.30
Payment of Principal and Interest                                 8,397,226.70
Total Withdrawals                                                 8,545,311.62
Ending Balance                                                           -0.00
Prepayment Compensation
Total Gross Prepayment Interest Shortfall                             8,806.16
Compensation for Gross PPIS from Servicing Fees                       8,806.16
Other Gross PPIS Compensation                                             0.00
Total Net PPIS (Non-Supported PPIS)                                       0.00
Master Servicing Fees Paid                                           42,862.35
Sub Servicing Fees Paid                                              15,292.28
Insurance Premium(s) Paid                                                 0.00
Personal Mortgage Insurance Fees Paid                                     0.00
Other Fees Paid                                                           0.00
Total Fees                                                           58,154.63

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                                              Countrywide Home Loans
           212-815-3236                                                   Asset Backed Certificates
Associate: Sean O'Connell                                                       Series 2001-3
           212-815-6312


                            Delinquency Information
Group 1
-------

Delinquency                                30-59 Days      60-89 Days       90+ Days      Totals
-----------                              ------------      ----------   ------------   ------------

Scheduled Principal Balance              2,116,304.90      609,821.26   2,422,256.56   5,148,382.72
Percentage of Total Pool Balance            1.817988%       0.523860%      2.080812%      4.422660%
Number of Loans                                    22               8             36             66
Percentage of Total Loans                   2.641056%       0.960384%      4.321729%      7.923169%


Foreclosure
-----------

Scheduled Principal Balance                                                              4,624,334.53
Percentage of Total Pool Balance                                                            3.972482%
Number of Loans                                                                                    38
Percentage of Total Loans                                                                   4.561825%

Bankruptcy
----------

Scheduled Principal Balance                                                                      0.00
Percentage of Total Pool Balance                                                            0.000000%
Number of Loans                                                                                     0
Percentage of Total Loans                                                                   0.000000%

REO
---

Scheduled Principal Balance                                                              1,340,287.66
Percentage of Total Pool Balance                                                            1.151359%
Number of Loans                                                                                    18
Percentage of Total Loans                                                                   2.160864%

Book Value of all REO Loans                                                                      0.00
Percentage of Total Pool Balance                                                            0.000000%

Current Realized Losses                                                                          0.00
Additional Gains (Recoveries)/Losses                                                             0.00
Total Realized Losses                                                                            0.00


         Subordination/Credit Enhancement Information


Protection                                                   Original         Current
----------                                                   --------     --------------

Bankruptcy Loss                                                 0.00             0.00
Bankruptcy Percentage                                       0.000000%        0.000000%
Credit/Fraud Loss                                               0.00     2,400,001.00
Credit/Fraud Loss Percentage                                0.000000%        2.061694%

     THE
   BANK OF
     NEW
    YORK

101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                                              Countrywide Home Loans
           212-815-3236                                                   Asset Backed Certificates
Associate: Sean O'Connell                                                       Series 2001-3
           212-815-6312


Protection                                              Original           Current
----------                                              --------            ------

Special Hazard Loss                                         0.00              0.00
Special Hazard Loss Percentage                         0.000000%         0.000000%

Credit Support                                          Original           Current
--------------                                          --------           -------

Class A                                           219,600,100.00     96,009,185.95
Class A Percentage                                    91.500004%        82.475610%

Class M1                                            6,000,000.00      6,000,000.00
Class M1 Percentage                                    2.499999%         5.154232%

Class M2                                            3,600,000.00      3,600,000.00
Class M2 Percentage                                    1.499999%         3.092539%

Class B1                                            3,000,000.00      3,000,000.00
Class B1 Percentage                                    1.249999%         2.577116%

Class B2                                            7,800,000.00      7,800,000.00
Class B2 Percentage                                    3.249999%         6.700502%

    Seller Loss Coverage Obligation Group 1

Group 1 Original Sell Loss Coverage Balance                           7,800,003.25
Group 1 Current Loss Amount                                              24,941.63
Group 1 Cumulative Loss Amount                                          421,026.37
Group 1 Seller Loss Coverage Remaining Balance                        7,378,976.88


       Step-Down and Trigger Event Detail

Has Step-Down Occurred? (1 = YES, 0 = NO)                                        0

Has Trigger Event Occurred (1 = YES, 0 = NO)                                     0


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